As filed with the Securities and Exchange Commission on May 18, 2015

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

DILIGENT BOARD MEMBER SERVICES, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	26-1189601
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

1385 Broadway, 19th Floor, New York, NY 10018

(Address of Principal Executive Offices)

Diligent Board Member Services, Inc. 2013 Incentive Plan

(Full Title of Plan)

Brian Stafford

President & Chief Executive Officer

1385 Broadway, 19th Floor

New York, NY 10018

(212) 741-8181

(Name, Address, and Telephone Number,

Including Area Code, of Agent For Service)

Copies to:

Marita A. Makinen, Esq.

Lowenstein Sandler LLP

1251 Avenue of the Americas

New York, NY 10020

212-419-5843

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐	Smaller reporting company ☐

(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)(2)	Proposed Maximum Offering Price Per Share (3)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.001 par value per share	7,000,000	$4.05	$28,350,000.00	$3,294.27

(1)                                The securities being registered under this registration statement on Form S-8 (this “Registration Statement”) represent additional shares of common stock issuable pursuant to awards available for grants under the Diligent Board Member Services, Inc. 2013 Incentive Plan, as amended (the “2013 Plan”).

(2)                                 Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Act”) this Registration Statement shall cover such additional securities as may be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(3)                                 Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and Rule 457(h) under the Act, based on the average of the high and low sales price per share of the common stock reported by the New Zealand Stock Exchange on May 18, 2015, New Zealand time, which was $4.05, converted from New Zealand to US dollars at the closing exchange rate on May 15, 2015, as reported by the Wall Street Journal.

PART I

INFORMATION REQUIRED PURSUANT TO GENERAL INSTRUCTION E ON FORM S-8

This Registration Statement is filed by Diligent Board Member Services, Inc. (the “Company”) for the purpose of registering additional securities of the same class and relating to the same employee benefit plan as securities for which the Company has an effective Registration Statement on Form S-8. The Company had previously registered 4,962,818 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”) under the Diligent Board Member Services, Inc. 2013 Incentive Plan, as amended (the “Plan”) on Form S-8 (Registration No. 333-197587) filed with the Securities and Exchange Commission (the “SEC”) on July 23, 2014 (the “Original Registration Statement”). The number of shares available for issuance under the Plan was increased by 7,000,000 shares on April 28, 2015, New Zealand time.

Pursuant to General Instruction E to Form S-8, the contents of the Original Registration Statement are incorporated by reference into this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.                                                                                 Incorporation of Documents by Reference.

The Company hereby incorporates by reference into this Registration Statement the following documents previously filed with the SEC:

•                  The Company’s Annual Report on Form 10-K for the year ended December 31, 2014 filed with the SEC on March 16, 2015;

•                  The Company Quarterly Report on Form 10-Q for the quarter ended March 31, 2015 filed with the SEC on May 11, 2015;

•                  The Company’s Current Report on Form 8-K filed with the SEC on February 27, 2015 (excluding item 2.02);

•                  The Company’s Current Report on Form 8-K filed with the SEC on March 3, 2015;

•                  The Company’s Current Report on Form 8-K filed with the SEC on March 20, 2015;

•                  The Company’s Current Report on Form 8-K filed with the SEC on March 25, 2015;

•                  The Company’s Current Report on Form 8-K filed with the SEC on March 31, 2015;

•                  The Company’s Current Report on Form 8-K filed with the SEC on April 8, 2015;

•                  The Company’s Current Report on Form 8-K filed with the SEC on May 1, 2015;

•                  The Company’s Current Report on Form 8-K filed with the SEC on May 11, 2015 (excluding item 2.02); and

•                  The Company’s Current Report on Form 8-K filed with the SEC on July 23, 2014, containing an updated description of the Company’s common stock, par value $0.001 per share.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and prior to the filing of a post-effective amendment hereto, which indicates that all securities hereunder have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement. Copies of these documents are not required to be filed with this Registration Statement, and nothing in this Registration Statement shall be deemed to incorporate information furnished but not filed with the SEC.

Item 8.                                                                                 Exhibits.

Exhibit No.	Description

4.1	Amended and Restated Certificate of Incorporation (incorporated herein by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on April 20, 2012).

4.1(a)

Certificate of Amendment to the Amended and Restated Certificate of Incorporation (incorporated herein by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on May 1, 2015).

4.2	Amended and Restated Bylaws (incorporated herein by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on March 20, 2015).

4.3	Form of common stock certificate (incorporated herein by reference to Exhibit 4.7 to the Company’s Original Form 10 filed with the SEC on April 30, 2008).

5.1	Opinion of Lowenstein Sandler LLP.*

23.1	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm.*

23.2	Consent of Lowenstein Sandler LLP (included in its opinion which appears as Exhibit 5.1 to this Registration Statement).*

24.1	Power of Attorney (included as part of the signature page to this Registration Statement and incorporated herein by reference).*

99.1	Diligent Board Member Services, Inc. 2013 Incentive Plan (incorporated herein by reference to Annex A to the Company’s Definitive Proxy Statement filed with the SEC on June 4, 2013).

99.2	Amendment No. 1 to the Diligent Board Member Services, Inc. 2013 Incentive Plan.*

*Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 18th day of May 2015.

DILIGENT BOARD MEMBER SERVICES, INC.

By:	/s/ Thomas N. Tartaro

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Brian Stafford, Alexander Sanchez and Thomas N. Tartaro, or any of them, each acting alone, his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for such person and in his name, place and stead, in any and all capacities, to sign this Registration Statement on Form S-8 under the Securities Act of 1933, and any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming that any such attorney-in-fact and agent, or his/her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Brian Stafford	Chief Executive Officer, President, Director (Principal Executive Officer)	May 18, 2015
Brian Stafford

/s/ Alexander Sanchez	Interim Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	May 18, 2015
Alexander Sanchez

/s/ David Liptak	Director and Chairman	May 18, 2015
David Liptak

/s/ Abigail Kate Foote	Director	May 18, 2015
Abigail Kate Foote

/s/ A. Laurence Jones	Director	May 18, 2015
A. Laurence Jones

/s/ Hans Kobler	Director	May 18, 2015
Hans Kobler

/s/ Greg B. Petersen	Director	May 18, 2015
Greg B. Petersen

/s/ Mark Russell	Director	May 18, 2015
Mark Russell

/s/ Alessandro Sodi	Director	May 18, 2015
Alessandro Sodi

EXHIBIT INDEX

Exhibit No.	Description

4.1	Amended and Restated Certificate of Incorporation (incorporated herein by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on April 20, 2012).

4.1(a)

Certificate of Amendment to the Amended and Restated Certificate of Incorporation (incorporated herein by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on May 1, 2015).

4.2	Amended and Restated Bylaws (incorporated herein by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on March 20, 2015).

4.3	Form of common stock certificate (incorporated herein by reference to Exhibit 4.7 to the Company’s Original Form 10 filed with the SEC on April 30, 2008).

5.1	Opinion of Lowenstein Sandler LLP.*

23.1	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm.*

23.2	Consent of Lowenstein Sandler LLP (included in its opinion which appears as Exhibit 5.1 to this Registration Statement).*

24.1	Power of Attorney (included as part of the signature page to this Registration Statement and incorporated herein by reference).*

99.1	Diligent Board Member Services, Inc. 2013 Incentive Plan (incorporated herein by reference to Annex A to the Company’s Definitive Proxy Statement filed with the SEC on June 4, 2013).

99.2	Amendment No. 1 to the Diligent Board Member Services, Inc. 2013 Incentive Plan.*

*Filed herewith